Exhibit 10.18
SECOND AMENDMENT TO LEASE
This SECOND AMENDMENT TO LEASE (“Second Amendment”) is dated as of November 30, 2010 (“Second Amendment Effective Date”), by and between 702/703 INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and OCLARO, INC., a Delaware corporation (successor-in-interest to New Focus, Inc.) (“Tenant”).
RECITALS
A. Pursuant to that certain Lease dated December 23, 1999, as amended or modified by Addendum No. 1 made a part thereto (“Original Lease”), by and between Silicon Valley Properties, LLC, a Delaware limited liability company (“SVP”) and New Focus, Inc., a Delaware corporation (“New Focus”), SVP leased to New Focus, and New Focus leased from SVP, certain premises, consisting of approximately fifty-one thousand nine hundred eighty-five (51,985) square feet of gross leasable area, the address of which is 2580 Junction Avenue, San Jose, California (“Original Premises”) and more particularly described in the Original Lease. BRE/PCCP Orchard, L.L.C., a Delaware limited liability company (“BRE/PCCP”) succeeded to the interest of SVP Regency in and to the Premises (and the Project, as defined in the Original Lease) and as the “Landlord” under the Original Lease.
B. BRE/PCCP and New Focus entered into a First Amendment to Lease dated as of June 27, 2006 (the “First Amendment”), pursuant to which BRE/PCCP and New Focus amended the Original Lease to, among other things, extend the Lease Term thereof and amend the amount of Base Rent to be paid by New Focus to BRE/PCCP through the balance of the Lease Term, as extended. The Original Lease, as amended by the First Amendment is referred to herein as the “Amended Lease”.
C. Landlord has succeeded to the interest of BRE/PCCP in and to the Premises (and the Project, as defined in the Original Lease) and as the “Landlord” under the Amended Lease. Tenant hereby acknowledges and agrees that Landlord has succeeded to the interest of BRE/PCCP as “Landlord” under the Amended Lease.
D. Tenant has succeeded to the interest of New Focus as “Tenant” under the Amended Lease and has assumed all of New Focus’ obligations under the Amended Lease. Landlord hereby acknowledges and agrees that Tenant has succeeded to the interest of New Focus as Tenant under the Amended Lease.
E. Commencing approximately February 1, 2011, Tenant desires to relocate its premises to a portion of another building located with the Project (as defined in the Original Lease). Landlord and Tenant desire to amend the Amended Lease to set forth the terms and conditions on which Tenant will lease the New Premises (as defined in Section 2 below) and vacate and surrender the Original Premises. Landlord and Tenant also desire to amend the Amended Lease to modify the amount of Base Rent required to be paid by Tenant to Landlord under the Amended Lease, as amended hereby, with respect to the Original Premises during the period of July 1, 2010 through and including the Original Premises Expiration Date (as defined in Section 8 below).
F. Capitalized terms used in this Second Amendment shall have the meaning ascribed to such terms in the Amended Lease unless otherwise defined in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto amend, modify and supplement the Amended Lease as follows:
1. Base Monthly Rent. Commencing July 1, 2010 and ending on the Original Premises Expiration Date (as defined in Section 8 below), Section K of the Summary of Basic Lease Terms incorporated in the Original Lease, as amended by the First Amendment, is amended to provide for the Base Monthly Rent with respect to the Original Premises only as follows:
Notwithstanding anything to the contrary contained in the Amended Lease, the Base Monthly Rent for the period from July 1, 2010 through and including the Original Premises Expiration Date (as defined in Section 8 below) shall be $31,191.00. Any Base Monthly Rent paid from July 1, 2010 through the date of the execution of this Second Amendment which is in excess of $31,191.00 shall be credited against payments of Base Monthly Rent next coming due under the Lease until such amounts have been fully credited.
2. Lease of New Premises.
(a) Effective as of the New Premises Commencement Date referred to in Section 4 below, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, certain premises, consisting of approximately fifty-two thousand one hundred sixty-four (52,164) square feet of gross leasable area, as more particularly shown on the floor plan attached hereto as Exhibit A (“New Premises”). The New Premises is located in that certain building, consisting of approximately eighty-three thousand one hundred seventy (83,170) square feet of gross leasable area, having a street address of 2540 and 2560 Junction Avenue, San Jose, California (the “New Building”), and identified as Building B on the site plan attached as Exhibit A to the Original Lease. The New Premises is sometimes referred to as 2560 Junction Avenue, San Jose, California. Prior to the Second Amendment Effective Date, Tenant verified to its satisfaction the actual gross leasable area of the New Premises and the New Building. Landlord and Tenant have agreed to use the square footage numbers set forth in this Second Amendment for the New Premises and the New Building as the basis for calculating New Premises Base Rent (as described in Section 5 below) and the Tenant’s Share (as described in Section 6 below) with respect to Tenant’s lease of the New Premises. The New Premises Base Rent and Additional Rent payable under the Amended Lease, as amended by this Second Amendment, with respect to Tenant’s lease of the New Premises shall not be subject to revision in the event the actual gross leasable area of the New Premises or the New Building as of the New Premises Commencement Date is more or less that the numbers used as the basis for calculation of New Premises Base Rent or Tenant’s Share, except as expressly provided in Section 6 below, and in no event shall Landlord be subject to liability as the result thereof. Except as expressly provided in this Second Amendment or to the extent in conflict with or inconsistent with the terms and conditions of this Second Amendment, the lease of the New Premises shall be subject to all of the terms and conditions contained in the Original Lease.

(b) Early Entry. Immediately following the full execution of this Second Amendment, Tenant and its approved vendors and/or contractors shall have the right to enter the New Premises (i) to move Tenant’s furniture, furnishings, equipment and inventory in the New Premises, and (ii) to install Tenant’s telephone and telecommunication wiring and cabling in the New Premises (and perform the New Premises TIs, subject to Tenant’s compliance with the terms of the Section 3(i)8.(i) below and the last sentence of Section 3(i)1. below), provided that such entry or performance of work shall not delay the completion of any work required to be performed by Landlord to place the New Premises in the condition required by the first sentence of Section 3(a) below. Any entry into the New Premises by Tenant, its agents, employees, vendors and/or contractors prior to the New Premises Commencement Date shall be at the sole risk of Tenant, and Tenant hereby releases Landlord, its agents, contractors, subcontractors and employees, from any and all liability, cost, damage, lien, action, cause of action, judgment, expense, and claim for injury (including bodily injury, death, or property damage) incurred or suffered by Tenant in or about the New Premises during the performance of any work in the New Premises by Landlord or its contractors or subcontractors prior to the New Premises Commencement Date in order to place the New Premises in the condition required by the first sentence of Section 3(a) below (except to the extent caused by Landlord’s gross negligence or willful misconduct). If Tenant or any of its agents, employees, vendors or contractors enter the New Premises prior to the New Premises Commencement Date as provided above, then such entry shall be upon all the terms and conditions of the Amended Lease, as amended by this Second Amendment (including, without limitation, Tenant’s obligations regarding indemnity and insurance), except that Tenant shall not be obligated to pay New Premises Base Rent prior to the New Premises Commencement Date and shall not be obligated to pay Tenant’s Share of Common Operating Expenses with respect to the New Premises only prior to the New Premises Commencement Date. If Tenant or any of its agents, employees, vendors or contractors intend to enter the New Premises prior to the New Premises Commencement Date, Tenant shall provide (and cause its vendors and contractors to provide) Landlord with insurance certificates evidencing that required insurance is being maintained. The preceding to the contrary notwithstanding, if any work or other activities in the New Premises by Tenant or any of its agents, employees, vendors, contractors or other representatives prior to the New Commencement Date would delay the completion of the work to be performed by Landlord in order to place the New Premises in the condition required by the terms of the first sentence of Section 3(a) below, Tenant shall, upon Landlord’s request, cease, or cause to be ceased, such work or activities, as the case may be, until such time that Tenant may resume its work or activities without so interfering with Landlord’s or its contractors’ or subcontractors’ completion of the work required to be performed by Landlord to place the New Premises in the condition required by the terms of the first sentence of Section 3(a) below.
3. Condition of New Premises.
(a) Within ten (10) days following the full execution of this Second Amendment (the “Target Delivery Date”), Landlord shall deliver the possession of New Premises to Tenant in its “as is, where is” condition, and with all faults, except that Landlord shall cause all building systems serving the New Premises, including, without limitation, the plumbing, electrical, heating, ventilation and air conditioning systems serving the New Premises, to be in good working order and condition as of the date possession of the New Premises is delivered to Tenant. Except with respect to latent defects, by taking possession of the New Premises on the date the

New Premises is actually delivered to Tenant (the “Actual Delivery Date”), Tenant shall be deemed to have accepted the New Premises as being in the condition required by the terms of the immediately preceding sentence and to have accepted the New Premises in its condition existing as of the date Tenant takes possession of the New Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the rules and regulations from time to time promulgated by Landlord governing the use of the New Premises. Tenant acknowledges that (a) it has conducted, or had the opportunity to conduct, all investigations, tests and studies concerning the New Premises that Tenant deems appropriate and material to its decision to lease the New Premises, and (b) that it accepts the New Premises in its “as is, where is” condition as of the date Tenant takes possession of the New Premises (subject to latent defects (if any), Landlord satisfying its obligations under the first sentence of this Section 3(a) above and Landlord’s representations contained in this Section 3(a)). Tenant acknowledges that neither Landlord nor any of Landlord’s agents, employees, contractors, brokers or other representatives has made any representation or warranty as to the suitability of the New Premises for the conduct of Tenant’s business, the condition of the New Premises (except as otherwise provided in the first sentence of this Section 3(a) or elsewhere in this Section 3), or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the New Premises is suitable for Tenant’s intended use and that the New Premises meets all governmental requirements for such intended use. Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the size or condition of the New Premises or the New Building or the suitability of same for Tenant’s purposes, subject to latent defects (if any), Landlord’s express obligations set forth in the first sentence of this Section and Landlord’s representations contained in this Section 3. Tenant acknowledges and agrees that Landlord shall not be obligated to construct or install any tenant improvements in the New Premises (but Landlord shall be required to undertake such work, if any, as may be required to deliver the New Premises to Tenant in the condition required by the terms of the first sentence of this Section 3(a)) or to provide Tenant with any tenant improvement allowance with respect to the New Premises except as otherwise provided in Section 3(i) below. In connection with Tenant’s lease of the New Premises, Landlord shall have no obligation to perform any work described in Paragraph 2.2 of the Original Lease or in the Work Letter for Tenant Improvements attached as Exhibit B to the Original Lease, as such Paragraph 2.2 and Exhibit B to the Original Lease shall not apply to Tenant’s lease of the New Premises.
(b) Landlord warrants that, as of the date Landlord delivers possession of the New Premises to Tenant, the New Premises shall be in broom clean and all building systems serving the New Premises shall be in good working order and condition, and the New Premises shall, at Landlord’s sole cost, be separately demised and separately metered for electricity (but not water) (the “Delivery Condition”). If any non-compliance with such warranty set forth in the immediately preceding sentence exists as of the date possession of the New Premises is delivered to Tenant, then Landlord shall, as Tenant’s sole remedy for such non-compliance, promptly after receipt of written notice from Tenant setting forth the nature of such non-compliance, cure or remedy the same at Landlord’s sole cost; provided, however, if Tenant does not give Landlord written notice of such non-compliance with such warranty on or before the date thirty (30) days following the execution of this Second Amendment by Landlord and Tenant, then such warranty shall be deemed to have expired and shall be of no further force or effect.

(c) Landlord further warrants to Tenant that, as of the date of execution of this First Amendment, Landlord has not received any written notice from any governmental entity or agency of any uncured violation of any laws, statutes, ordinances, rules or regulations with respect to the New Premises. If Landlord is in breach or default of the warranty set forth in the immediately preceding sentence, then Landlord shall, as Tenant’s sole remedy for such breach or default, except as otherwise provide in Section 3(f) below, promptly after receipt of written notice from Tenant setting forth the nature of such breach or default, cure or remedy the same at Landlord’s sole cost.
(d) Furthermore, throughout the New Premises Lease Term, Landlord shall, subject to the terms of Paragraph 6.3 of the Original Lease and unless otherwise required by any law, ordinance, rule or regulation, continue to maintain the aesthetic elements of the Project (or such applicable portion of the Project owned by Landlord), such as fountains located thereon, in substantially the same condition as exists as of the Effective Date hereof, ordinary wear and tear, casualty and condemnation excepted.
(e) Tenant’s and its agents’, employees’, vendors’, contractors’ and subcontractors’ use and/or occupancy of the Premises prior to the New Premises Commencement Date shall be upon all the terms and conditions of the Amended Lease, as amended by this Second Amendment (including, without limitation, Tenant’s obligations regarding indemnity and insurance), except that Tenant shall not be obligated to pay New Premises Base Rent prior to the New Premises Commencement Date and shall not be obligated to pay Tenant’s Share of Common Operating Expenses with respect to the New Premises prior to the New Premises Commencement Date.
(f) Notwithstanding anything to the contrary contained herein or in the Amended Lease including, without limitation, Section 5.3 of the Original Lease, if (1) (A) any violation(s) of applicable Law with respect to the New Premises exists as of the Actual Delivery Date, (B) any violation(s) of applicable Law (or code compliance requirement) with respect to the New Premises (excluding therefrom the New Premises TIs and any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant) is triggered or caused by the construction of the New Premises TIs and/or any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant during the period commencing on the Actual Delivery Date and ending on the date six (6) months following the New Premises Term Commencement Date (the “Compliance Period”) and/or (C) any violation(s) of applicable Law (or code compliance requirement) with respect to the New Premises (excluding therefrom the New Premises TIs and any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant) is triggered or caused by Tenant’s application(s) for any permit or governmental approval made during the Compliance Period in connection with the New Premises TIs or any other alterations, additions or improvements to be undertaken by or on behalf of Tenant in the New Premises), and (2) at any time during the period commencing on the date this Second Amendment is fully executed and ending on the expiration of the Compliance Period, any applicable governmental authority or agency (A) requires that such violation be cured or remedied or code compliance work undertaken with respect thereto, (B) will not permit Tenant to occupy any portion of the New Premises until such violation is cured or remedied or code compliance work undertaken with respect thereto or (C) refuses to issue any permit or governmental approval to Tenant in connection with the construction of the New Premises TIs or any other alterations, additions or improvements to be undertaken by or on behalf of Tenant in the New Premises until such violation is cured or remedied or code compliance work undertaken with respect thereto, then Tenant agrees to perform, or cause to be performed, such work required to cure such violation(s) or compliance work or to allow Tenant to obtain such applicable permit or governmental approval or occupancy of the New Premises as provided above within the time period(s) required by such governmental authority or agency and in a good and workmanlike and lien-free manner and such work shall be subject to the terms and conditions of the Amended Lease, as amended hereby (including, without limitation, Paragraphs 5.2, 5.3 and 5.5 of the Original Lease). The costs incurred by Tenant in performing, or causing to be performed, the work described in the immediately preceding sentence shall be borne as follows: (X) Tenant shall bear the first Eighty-one Thousand Dollars ($81,000) of such costs (“Tenant’s Maximum Contribution”); provided, however, (i) Tenant shall be responsible for 100% of such costs if the improvements, alterations, additions or changes are required due to Tenant’s use of the New Premises not permitted or in a manner not permitted under the Amended Lease, as modified by this Second Amendment, or due to any breach of the Amended Lease, as amended hereby, by Tenant, and (ii) if it is determined that Landlord breached its warranty set forth in Section 3(c) above, then the provisions of the second sentence of Section 3(c) above shall apply except that Landlord shall be responsible for reimbursing Tenant for Tenant’s reasonable costs incurred in remedying or curing Landlord’s breach of such warranty; (Y) except as otherwise provided in clause (i) and (ii) immediately above, to the extent that the costs reasonably incurred by Tenant in performing, or causing to be performed, the work described in the immediately preceding sentence exceed Tenant’s Maximum Contribution, Landlord shall be responsible for one hundred percent (100%) of such excess costs (“Landlord’s Share of Costs”). Landlord shall pay Landlord’s Share of Costs within thirty (30) days after Tenant delivers to Landlord reasonably detailed invoices relating to such costs. If Landlord breaches its obligation to pay Landlord’s Share of Costs when required, Tenant shall have the right to set off such delinquent amount of Landlord’s Share of Costs not paid by Landlord against future payments of New Premises Base Rent and Additional Rent until Tenant is reimbursed such delinquent amount in full. Any alterations, additions or changes to the New Premises made pursuant to this Section 3(f) shall be made only by, or at the direction of, Tenant and subject to the terms of this Section 3(f).
(g) Without limiting the provisions of Section 3(f) above, the parties hereto also agree that if (1) (A) any violation(s) of applicable Law with respect to the New Premises exists as of the Actual Delivery Date, (B) any violation(s) of applicable Law (or code compliance requirement) with respect to the New Premises (excluding therefrom the New Premises TIs and any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant) is triggered or caused by the construction of the New Premises TIs and/or any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant during the Compliance Period and/or (C) any violation(s) of applicable Law (or code compliance requirement) with respect to the New Premises (excluding therefrom the New Premises TIs and any other alterations, additions or improvements constructed in the New Premises by or on behalf of Tenant) is triggered or caused by Tenant’s application(s) for any permit or governmental approval made during the Compliance Period in connection with the New Premises TIs or any other alterations, additions or improvements to be undertaken by or on behalf of Tenant in the New Premises), and (2) during the period commencing on the date this Second

Amendment is fully executed and ending on the expiration of the Compliance Period, no applicable governmental authority or agency requires that such violation be cured or remedied or code compliance work undertaken with respect thereto, then Tenant may, but shall not be obligated hereunder to, during the Compliance Period, perform, or cause to be performed, such work required to cure such violation(s) or compliance work in a good and workmanlike and lien-free manner and such work shall be subject to the terms and conditions of the Amended Lease, as amended hereby (including, without limitation, Paragraphs 5.2, 5.3 and 5.5 of the Original Lease). If Tenant elects, in its sole and absolute discretion, to perform, or cause to be performed, during the Compliance Period, any of the work required to cure such violation(s) or code compliance work referred to in the immediately sentence, then the costs reasonably incurred by Tenant in performing, or causing to be performed, such work during the Compliance Period only, shall be borne by Tenant and Landlord in accordance with the cost allocation arrangement described in Section 3(f) above (and the last four sentences of Section 3(f) above shall apply with respect to such cost allocation arrangement, except that, for purposes of this sentence, any references to Section 3(f) in the last sentence of Section 3(f) shall instead be deemed references to this Section 3(g)).
(h) Notwithstanding the foregoing, if any alterations or other improvements are required to the New Premises by any applicable Law commencing on or after the date that is six (6) months after the New Premises Commencement Date, such costs shall be Tenant’s responsibility as set forth in Section 5.3 of the Original Lease (or, to the extent Section 5.4 of the Original Lease applies, then Tenant shall pay, as Additional Rent, in accordance with the provisions of Section 5.4 of the Original Lease, the amortized cost of such alterations or improvements required to be constructed to comply with any Law).
(i) New Premises Allowance.
1. Landlord shall grant to Tenant an allowance (“New Premises Allowance”) in an amount not to exceed Two Hundred Sixty Thousand Eight Hundred Twenty and 00/100 Dollars ($260,820.00) (which equates to $5.00 per square foot of leasable area of the New Premises) to be used by Tenant, if at all, to pay for the Work Cost (as defined below) incurred by Tenant in constructing or installing general purpose interior leasehold improvements (approved by Landlord and Tenant) in the New Premises (the “New Premises TIs”). For purposes of the immediately preceding sentence, the term “general purpose interior leasehold improvements shall mean and refer to interior improvements which may be of permanent improvement to the New Premises (e.g., permanent partitions; window, wall and floor coverings; lighting and utility fixtures) and shall not mean and include special purpose improvements needed by Tenant for the conduct of its business or which might not be a permanent improvement to the New Premises (e.g., demountable partitions, special security requirements; or trade fixtures, furniture or furnishings of Tenant). Any and all work performed by Tenant in connection with the New Premises TIs shall be treated as Tenant’s Alterations to the New Premises pursuant to Section Paragraph 5.2 of the Original Lease and shall be subject to Landlord’s prior written consent and otherwise performed in accordance with all of the terms and conditions of the Amended Lease, as amended hereby (including, without limitation, Paragraphs 5.2, 5.3 and 5.5 of the Original Lease).

2. If Landlord disburses all or any portion of the New Premises Allowance to Tenant, then (i) such portion of the New Premises Allowance as is disbursed by Landlord to Tenant, together with interest thereon at the annual rate of eight and one-half percent (8.5%) per annum, shall be amortized over the then balance of the New Premises Lease Term and the monthly New Premises Base Rent to be paid by Tenant under the Amended Lease, as amended by this Second Amendment, following the disbursement of such applicable portion of the New Premises Allowance shall be increased by such monthly amortized amount, and (ii) Landlord and Tenant each shall execute an amendment(s) to the Amended Lease, as amended hereby, within ten (10) business days following the date the same is presented to Tenant for execution by Landlord, reflecting the increased New Premises Base Rent resulting from such amortization. Such amendment(s) to the Amended Lease, as amended hereby shall be substantially in the form attached hereto as Exhibit C.
3. If any portion of the New Premises Allowance remains undisbursed after December 31, 2011, then Landlord shall have no liability whatsoever to Tenant for any undisbursed amounts of the New Premises Allowance, Tenant shall not be entitled to any further disbursement of any remaining, undisbursed portion of the New Premises Allowance and Tenant shall not be entitled to any reduction in the amount of the New Premises Base Rent or Additional Rent payable by Tenant under the Amended Lease, as amended by this Second Amendment; provided that if the reason any amounts remain undisbursed is due to Landlord’s failure to disburse when required, Landlord shall remain obligated to disburse such amounts.
4. Landlord shall not be obligated to make any disbursements of the New Premises Allowance to or for the benefit of Tenant unless at the time of each request for disbursement, all of the following conditions are satisfied: (i) such request shall be made not earlier than the New Premises Commencement Date or later than the date that is ten (10) months following the New Premises Commencement Date, and Tenant shall have waived its right to terminate this Second Amendment as provided in Section 4 below (and if Tenant timely exercises its right to terminate this Second Amendment pursuant to Section 4 below, then Landlord shall have no obligation to disburse any portion of the New Premises Allowance to Tenant), (ii) there shall exist no condition, event or act which would constitute an event of default under the Amended Lease, as amended by this Second Amendment, (iii) the Amended Lease, as amended by this Second Amendment, shall be in full force and effect, and (iv) Tenant shall have furnished to Landlord receipts, bills and releases of lien rights (as provided below) covering work done and/or materials furnished in connection with the construction of the New Premises TIs.
5. “Work Cost” means: (i) all design, architectural and engineering fees and consultant fees incurred by Tenant and Landlord in connection with the preparation, review and approval of the architectural plans and specifications related to the New Premises TIs; (ii) governmental agency plan check, permit and other fees; (iii) sales and other taxes; (iv) Title 24 fees; (v) inspection costs; and (vi) the actual costs and charges for material and labor and general contractor’s profit and general overhead incurred by Tenant in connection with the construction of the New Premises TIs.

6. Prior to the commencement of construction or installation of the New Premises TIs, Tenant shall deliver to Landlord an estimate of the total costs of designing and constructing the New Premises TIs and a schedule of values and line item breakdown of such costs. Tenant may request disbursements from the New Premises Allowance not more frequently than once each month after the commencement of construction of the New Premises TIs but Tenant shall not request any such disbursements after the tenth (10th) month of the New Premises Lease Term or prior to the New Premises Commencement Date. Each request for disbursement with respect to the design or construction of the New Premises TIs shall be accompanied by: (i) a written request for disbursement itemizing each category of cost for work in place for which payment is requested, in form and content reasonably acceptable to Landlord; (ii) conditional lien releases, in a form and content reasonably satisfactory to Landlord, from all persons and entities providing work or materials covered by such request; (iii) unconditional lien releases from all persons or entities providing work or materials who were paid out of the prior disbursement; and (iv) invoices, vouchers, statements, affidavits and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested. Within thirty (30) days after Landlord’s receipt of each fully completed disbursement request with respect to the design or construction of the New Premises TIs, Landlord shall pay ninety percent (90%) of the portion of the New Premises Allowance sought to be disbursed (or one hundred percent (100%) of that amount if the Tenant has requested only ninety percent (90%) of the value of the work completed) directly to the Tenant, or, in Landlord’s sole and absolute discretion, to the general contractor and the subcontractors, laborers, or suppliers entitled thereto; provided, however, Landlord reserves the right to reasonably disapprove some or all of the matters disclosed by such disbursement request and to withhold the amounts relating to the disapproved matters from the disbursement if Tenant has not otherwise complied with the requirements set forth in this Section 3(i). The ten percent (10%) remaining after any of the above disbursements shall be paid by Landlord within thirty-five (35) days after all of the following have occurred: (i) Tenant has submitted a final request for disbursement in accordance with the procedure set forth in this paragraph above, (ii) a notice of completion has been duly recorded with respect to the New Premises TIs, and (iii) no lien claim shall have been recorded within the thirty (30) day period following such recordation (or if there be a lien claim, such lien shall have been removed). Landlord shall have no obligation to disburse any amounts from the New Premises Allowance after the date twelve (12) months following the New Premises Commencement Date. Notwithstanding anything to the contrary contained herein, in the event that Landlord breaches its obligation to pay to Tenant any portion of the New Premises Allowance as set forth in this Second Amendment, and such breach continues for a period of more than thirty (30) days following the date Landlord receives written notice of such breach from Tenant, then Tenant shall be permitted to offset any such portion of the New Premises Allowance with respect to which Landlord has breached its obligation to fund against the New Premises Base Rent next coming due until such overdue amounts to which Landlord’s breach applies have been completely offset.
7. Upon completion of the New Premises TIs, Tenant shall: (a) obtain and deliver to Landlord a certificate of occupancy for the New Premises TIs work from the governmental agency having jurisdiction thereof, if applicable; (b) make available to Landlord receipted invoices (or invoices with canceled checks attached) from Tenant’s contractor showing evidence of full payment for such portion of the New Premises TIs work as is shown on such invoices; (c) deliver to Landlord a full set of reproducible as-built drawings for the New Premises TIs work to the extent applicable, including, without limitation, architectural drawings, structural drawings, mechanical drawings, including plumbing, fire sprinkler, electrical and life safety; (d) obtain and deliver to Landlord the building permit or permits for the New Premises TIs work with final sign-off by the City of San Jose; and (e) deliver to Landlord copies of all written construction and equipment warranties related to the portions of the New Premises TIs work involving building systems or those portions of the New Premises Landlord is required to maintain or repair under the Amended Lease, as amended by this Second Amendment. Tenant shall make such receipted invoices (or invoices with canceled checks attached) from Tenant’s general contractor available to Landlord for a period of one (1) year following completion of the New Premises TIs work.

8. Landlord agrees that Tenant shall not be obligated to remove any of the New Premises TIs constructed or installed in the New Premises by Tenant pursuant to the terms above.
(j) Tenant shall, at its sole expense, be responsible for the securing of insurance by Tenant’s general contractor and for the maintenance of same by Tenant’s general contractor until completion and final acceptance of the New Premises TIs. Certificates of insurance affording evidence of same shall be obtained from Tenant’s general contractor by the Tenant and delivered to the Landlord prior to the commencement of any work with respect to the New Premises TIs by Tenant’s general contractor or subcontractors. The required insurance coverage is as follows:
1. Worker’s Compensation and Employers’ Liability Insurance affording 30 days written notice of cancellation to the general contractor. The Employers’ Liability minimum limits required are as follows:

Bodily Injury by accident	$1,000,000 each accident
Bodily Injury by disease	$1,000,000 policy limit
Bodily Injury by disease	$1,000,000 each employee
2. Commercial General Liability Insurance on an occurrence basis for an amount of $2,000,000 each occurrence and including the following coverage:
(a) Premises and Operations coverage.
(b) Owners and Contractors Protective coverage.
(c) Products and Completed Operations coverage.
(d) Blanket Contractual coverage, including both oral and written contracts.
(e) Personal Injury coverage.
(f) Broad Form Property Damage coverage, including completed operations.
(g) An endorsement naming Landlord as additional insured.
(h) An endorsement affording 30 days written notice to Landlord in event of cancellation or material reduction in coverage.

(i) An endorsement providing that such insurance as is afforded under the policy of Tenant’s general contractor is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.
No endorsement limiting or excluding a required coverage is permitted. CLAIMS-MADE COVERAGE IS NOT ACCEPTABLE.
3. Business Auto Liability Insurance for an amount of $1,000,000 combined single limit for bodily injury and/or property damage liability including:
(a) Owned Autos,
(b) Hired or Borrowed Autos,
(c) Nonowned Autos, and
(d) An endorsement affording 30 days written notice of cancellation to Landlord in event of cancellation or material reduction in coverage.
A certificate and endorsements affording evidence of the above requirements must be delivered to Landlord before Tenant’s general contractor or any subcontractors performs any work at or prepares or delivers materials to the New Premises with respect to any New Premises TIs. No such work shall commence in or at the New Premises prior to the date Landlord delivers possession of the New Premises to Tenant.
Tenant shall require its general contractor to require its subcontractors to provide insurance where Tenant’s general contractor would be required to carry insurance under this insurance section and to be responsible for obtaining the appropriate certificates or other evidence of insurance.
Tenant’s general contractor shall maintain all of the foregoing insurance coverage in force until the New Premises TIs are fully completed and accepted except as to subsection 2(c) of this Section 3(i) (Products and Completed Operation Coverage), which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant.
All insurance, except Workers’ Compensation, maintained by Tenant’s general contractor and its subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder, including, without limitation, Landlord.
The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the “indemnity” provisions of Paragraph 10.3 of the Original Lease.
If the Tenant fails to secure and maintain the required insurance from Tenant’s general contractor, the Landlord shall have the right (without any obligation to do so, however), after providing Tenant notice and five (5) days to cure, to secure the same in the name and for the account of the Tenant’s general contractor in which event Tenant shall pay the cost thereof and shall furnish upon demand, all information that may be required in connection therewith. Further, such failure to secure and maintain the required insurance shall, after the expiration of the applicable notice and cure periods, constitute a default by Tenant under the Amended Lease, as amended by this Second Amendment, and Landlord shall be entitled to immediately have all work related to the New Premises TIs cease.

4. New Premises Lease Term. The Lease Term with respect to the New Premises (“New Premises Lease Term”) shall commence on the earlier of (i) February 1, 2011 or (ii) the date Tenant commences operation of its business in any portion of the New Premises (such earlier date being the “New Premises Commencement Date”) and shall expire, unless earlier terminated, at midnight on the fifth anniversary of the New Premises Commencement Date (the “New Premises Expiration Date”). If Landlord is unable to deliver possession of the New Premises to Tenant on or before the Target Delivery Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of the Lease, nor the obligations of Tenant hereunder, but in such event the date of February 1, 2011 referred to in the first sentence of this Section 4 shall be extended by the number of days of delay in so delivering possession of the New Premises to Tenant. Notwithstanding the foregoing, if Landlord has not delivered possession of the New Premises to Tenant through no fault of Tenant or any of its agents, employees or contractors, by December 30, 2010 (the “New Premises Delivery Deadline”), then Tenant may elect, as its sole and exclusive remedy, to terminate this Second Amendment (but not the Original Lease, as amended the First Amendment and Section 1 of this Second Amendment) as of the New Premises Delivery Deadline. Tenant may exercise the foregoing termination right by giving Landlord written notice within ten (10) days after the New Premises Delivery Deadline; provided, however, if Landlord gives Tenant written notice that the New Premises are ready for delivery to Tenant within ten (10) days after Landlord’s receipt of Tenant’s notice, Tenant’s notice shall be deemed ineffective and this Second Amendment shall continue in full force and effect. Tenant’s failure to give Landlord written notice of its intent to terminate this Second Amendment within ten (10) days after the New Premises Delivery Deadline shall be deemed Tenant’s waiver of the termination right set forth in this Section 4 above. If Tenant timely exercises its right to terminate this Second Amendment pursuant to the terms of this Section 4 above, then all rights and obligations of the parties under this Second Amendment shall cease except that, anything herein to the contrary notwithstanding (including, without limitation, the provisions of Section 1 above), (i) the Amended Lease shall remain in full force and effect (without regard to this Second Amendment) as to the Original Premises, (ii) Tenant shall, at its sole cost, remove any special purpose improvements (as opposed to general purpose office improvements) installed in the New Premises by Tenant or any of its agents, employees, contractors or subcontractors and restore any damage caused by such removal and (iii) the Base Monthly Rent payable by Tenant with respect to the Original Premises for the period of July 1, 2010 through March 31, 2011 shall be $31,191.00 per month (and any Base Monthly Rent paid by Tenant to Landlord for such period which is in excess of $31,191.00 shall be credited against payments of Base Monthly Rent next coming due under the Amended Lease until such amounts have been fully credited, or disbursed to Tenant within thirty (30) days after the expiration or termination of the Lease Term if any credit remains at such time.
After the New Premises Commencement Date, Landlord and Tenant shall execute an acceptance agreement in the form of Exhibit B attached to this Second Amendment, appropriately completed. Tenant’s obligation to pay Base Monthly Rent and Additional Rent with respect to Tenant’s lease of the New Premises in accordance with the terms of the Amended Lease, as amended by this Second Amendment, shall not be excused or delayed because of Tenant’s failure to execute such acceptance agreement.

5. Base Monthly Rent. Subject to this Section 5 below, commencing on the New Premises Commencement Date, and continuing throughout the initial New Premises Lease Term, Tenant shall pay Base Monthly Rent for the New Premises in the following amounts and in accordance with the following schedule (“New Premises Base Rent”):

Lease Months During		Base Monthly
New Premises Lease	Base Monthly	Rental Rate Per
Term	Rent	Rentable Square Foot

01-03	$0.00*	$0.00/RSF*
04-12	$22,191.00* and **	$0.60/RSF* and **
13-24	$33,906.60	$0.65/RSF
25-36	$36,514.80	$0.70/RSF
37-48	$39,123.00	$0.75/RSF
49-60	$41,731.20	$0.80/RSF

*
The New Premises Base Rent actually payable during the first twelve (12) months of the New Premises Lease Term is $31,298.40 per month; provided, however, notwithstanding anything herein to the contrary, so long as no Event of Tenant’s Default has occurred and is continuing under the Amended Lease, as amended by this Second Amendment, Tenant shall be entitled to an abatement of Base Monthly Rent with respect to the New Premises only in the amount of $31,298.40 per month for the first three (3) months of the New Premises Lease Term and abatement of $9,107.40 per month for the fourth (4th) through the twelfth (12th) months of the New Premises Lease Term. The maximum total amount of Base Monthly Rent abated with respect to the New Premises in accordance with the foregoing shall equal to $175,861.80 (the “Abated New Premises Base Rent”). If Tenant defaults under the Amended Lease, as amended by this Second Amendment, and such default results in a termination of the Amended Lease, as amended by this Second Amendment, then all unamortized Abated New Premises Base Rent (i.e. based upon the amortization of the aggregate of the Abated New Premises Base Rent in equal monthly amounts, without interest, during the period commencing on the New Premises Commencement Date and ending on the expiration date of the New Premises Lease Term) shall immediately become due and payable by Tenant without notice or demand and Landlord shall be entitled to include such unamortized Abated New Premises Base Rent in the amount of rentals that it is entitled to recover from Tenant under Paragraph 13.2.D. of the Original Lease and under California Civil Code Section 1951.2 following the uncured default by Tenant. During the conditional free rent or partially free rent periods referred to above, and thereafter during the balance of the New Premises Lease Term, all Additional Rent, including, without limitation, Tenant’s Share of Common Operating Expenses, shall be due and payable with respect to the New Premises. Notwithstanding the phasing of Base Monthly Rent as provided in the schedule above, Tenant shall pay Tenant’s Share of Common Operating Expenses with respect to the entire New Premises (i.e. the entire approximately 52,164 square feet of gross leasable area of the New Premises) throughout the New Premises Lease Term, as the same may be extended, commencing as of the New Premises Commencement Date, in accordance with the terms of the Amended Lease, as amended by this Second Amendment.

**
In consideration for Landlord not having to pay any commission or finder’s fee to any broker or agent of Tenant in connection with this Second Amendment and/or Tenant’s lease of the New Premises (as referred to in Section 12 below), Landlord agrees to credit the sum of Sixty-Two Thousand Nine Hundred Nine and 78/100 Dollars ($62,909.78) against the Base Monthly Rent payable by Tenant to Landlord for the fourth and fifth months and a portion of the sixth month (i.e. $18,527.78 of the $62,909.78 shall be credited against the sixth months’ Base Rent) of the New Premises Lease Term.

The Base Monthly Rent schedule set forth in Paragraph 2 of the First Amendment (which amended Section K of the Summary comprising part of the Original Lease) shall not apply to the New Premises.
6. Common Operating Expenses. During the New Premises Lease Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of Common Operating Expenses in accordance with all of the terms and conditions set forth in the Original Lease, as amended hereby, relating to payment of Common Operating Expenses, except that Tenant’s Share with respect to Tenant’s lease of the New Premises shall be sixty-two and seventy-two one hundredths percent (62.72%) as to the New Building and twenty and twenty-four one hundredths percent (20.24%) as to the Project.
7. Parking. From and after the New Premises Commencement Date, the number of unreserved parking spaces which Tenant is entitled, but not obligated, to use under the Original Lease, as amended by this Second Amendment, shall be one hundred ninety-three (193). Tenant’s use of such parking spaces shall be subject to all of the terms and conditions set forth in the Original Lease, as amended by this Second Amendment, and the rules and regulations in effect for the Project from time to time.
8. Holdover, Vacation and Surrender of Original Premises. With respect to the Original Premises only, the Amended Lease, as amended by Section 1 of this Second Amendment, shall expire, unless earlier terminated, on the earlier of (i) the date thirty (30) days following the New Premises Commencement Date, or (ii) the date Tenant vacates and surrenders possession of the Original Premises to Landlord in the condition existing as of the date this Second Amendment is fully executed, ordinary wear and tear excepted (and Tenant shall not be obligated to remove any Tenant Improvements or Tenant’s Alterations existing in the Original Premises as of the date of execution of this Second Amendment by Tenant). The earlier of the dates referred to in clause (i) and (ii) is referred to herein as the “Original Premises Expiration Date”. The Original Premises Expiration Date shall be extended one day for each day the completion of Tenant’s New Premises TIs are delayed due to the acts or omissions of Landlord or Landlord’s agents; provided, however, in no event shall the commencement of any such extension be earlier than two (2) business days following the date Tenant notifies Landlord in writing that the acts or omissions of Landlord or Landlord agents have delayed the completion of the Tenant’s New Premises TIs. Tenant shall surrender possession of the Original Premises to Landlord on or before the Original Premises Expiration Date in the condition existing as of the date this Second Amendment is fully executed, ordinary wear and tear excepted

(and Tenant shall not be obligated to remove any Tenant Improvements or Tenant’s Alterations existing in the Original Premises as of the date of execution of this Second Amendment by Tenant); however, Landlord’s and Tenant’s obligations under the Amended Lease, as amended by Section 1 of this Section Amendment, including, without limitation, Tenant’s obligation to pay Base Monthly Rent and Additional Rent with respect to the Original Premises, shall continue in effect through the Original Premises Expiration Date. Upon the expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment, with respect to the Original Premises only, neither party shall have any further obligations under the Amended Lease, as amended by Section 1 of this Second Amendment, with respect to the Original Premises, except for those obligations under the Amended Lease, as amended by Section 1 of this Second Amendment, which survive the termination or expiration of the Amended Lease, as amended by Section 1 of this Second Amendment, and any obligations arising from a breach or default by Landlord or Tenant arising or accruing prior to such expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment. Provided, however, if Tenant has not fully vacated and surrendered to Landlord the Original Premises (in the condition existing as of the date this Second Amendment is fully executed, ordinary wear and tear excepted, except that Tenant shall not be obligated to remove any Tenant Improvements or Tenant’s Alterations existing in the Original Premises as of the date of execution of this Second Amendment by Tenant) by the expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment, such continued possession shall be deemed to be without Landlord’s consent, and Landlord shall be entitled to immediately pursue all rights and remedies available to it by law or under the Amended Lease, including, without limitation, all rights and remedies available to a landlord based upon the unlawful detainer of premises by a tenant as described in California Code of Civil Procedure Section 1161(1), as amended or replaced. In addition to all other legal and equitable rights and remedies that Landlord may have against Tenant under the Amended Lease or applicable law in connection with Tenant’s continued possession of the Original Premises beyond the expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment (including, without limitation, Landlord’s right to recover damages arising in connection therewith), Tenant shall pay to Landlord the sum for which Landlord may be responsible to a new tenant for delay in delivery of the Original Premises under the terms of any new lease as a result of Tenant’s continued possession for those additional days following the expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment, that Tenant fails to vacate and surrender the Original Premises to Landlord as provided above. In addition, in the event Landlord has entered into a new lease for the Original Premises, and the tenant thereunder terminates such new lease by reason of Landlord’s inability to timely deliver possession of the Original Premises to the tenant, Tenant shall be liable to Landlord for all damages incurred by Landlord by reason of such termination, including loss of future rents payable under such new lease. Notwithstanding the foregoing, if Tenant fails to vacate and surrender possession of the Original Premises to Landlord (in the condition existing as of the date this Second Amendment is fully executed, ordinary wear and tear excepted, except that Tenant shall not be obligated to remove any Tenant Improvements or Tenant’s Alterations existing in the Original Premises as of the date of execution of this Second Amendment by Tenant) by the expiration or earlier termination of the Amended Lease, as amended by Section 1 of this Second Amendment, Tenant’s liability for any consequential damages (including, without limitation, Landlord’s loss of future rents payable under a new lease as provided in the immediately preceding sentence)

arising from such failure shall not commence to accrue earlier than thirty (30) days following the expiration or earlier termination of the Amended Lease, as amended by this Second Amendment. In the event Landlord enters into a letter of intent or lease with a prospective tenant or new tenant for the Original Premises prior to the date Tenant vacates and surrenders possession to Landlord of the Original Premises as provided above, then, promptly following the date Landlord and such prospective tenant or new tenant enter into such letter of intent or new lease, Landlord agrees to notify Tenant of same in writing and such writing shall include the date that the term of such new lease is intended to commence.
9. Miscellaneous Amendments to Original Lease. With respect solely to Tenant’s lease of the New Premises from Tenant, effective as of the New Premises Commencement Date, the following provisions of the Original Lease (and Addendum No. 1 attached thereto) shall be deemed amended or modified as follows:
(a) Section D of the Summary of Basic Lease Terms incorporated into the Original Lease (the “Summary”) shall be deemed amended such that from and after the date that the Amended Lease terminates as to the Original Premises in accordance with Section 8 above, the term “Premises” as used in the Original Lease, as amended by this Second Amendment, shall refer to the New Premises.
(b) Section E of the Summary shall be deemed amended to provide that the aggregate gross leasable area of all commercial buildings located on the Land shown on Exhibit A attached to the Original Lease is approximately 257,780 square feet.
(c) Section G of the Summary shall be deemed amended to provide that Tenant’s Share shall be sixty-two and seventy-two one hundredths percent (62.72%) of the New Premises Building and twenty and twenty-four one hundredths percent (20.24%) of the Project.
(d) Section H of the Summary shall be deemed amended to provide that Tenant’s Allocated Parking Stalls shall be equal to one hundred ninety-three (193) non-exclusive parking stalls located within the Project.
(e) Section I of the Summary (and Section 1.24 of the Original Lease) shall be deemed amended to provide that the Scheduled Commencement Date as to the lease of the New Premises by Tenant from Landlord is February 1, 2011.
(f) Section J of the Summary, as amended by Paragraph 1 of the First Amendment, and Section 1.17 of the Original Lease, shall be deemed amended to provide that the Lease Term with respect to the New Premises shall be extended through and including the fifth anniversary of the New Premises Commencement Date, unless earlier terminated or extended pursuant to the terms of the Original Lease, as amended by this Second Amendment.
(g) Section K of the Summary shall be deemed amended to provide that the Base Monthly Rent payable during the initial New Premises Lease Term with respect to the New Premises only shall be the amounts set forth in Section 5 of this Second Amendment.
(h) Section T of the Summary (and Section 1.16 of the Original Lease defining the “Lease”) shall be deemed amended to provide that the Lease shall be the Original Lease (including the Summary, as amended hereby, Exhibit A, and Addendum No. 1 made a part of the Original Lease, as amended hereby), and this Second Amendment.

(i) Section 1.7 of the Original Lease shall be deemed amended such that the term “Building” as pertains to the New Premises shall mean the New Building referred to above located at 2560 Junction Avenue, San Jose, California, the gross leasable area of which is approximately 52,164 square feet and referred to in the Original Lease as the “Building Gross Leasable Area”.
(j) Section 1.8 of the Original Lease shall be deemed amended such that the term “Commencement Date” as pertains to Tenant’s lease of the New Premises shall mean the New Premises Commencement Date referred to above.
(k) Section 1.11 of the Original Lease shall be deemed amended such that the term “Effective Date” when applied to Tenant’s lease of the New Premises shall mean the “Second Amendment Effective Date” referred to in the introductory paragraph of this Second Amendment; provided, however, whenever the term “Effective Date” is used in Paragraph 7.2 of the Original Lease, such term shall mean December 23, 1999.
(l) Section 1.17 of the Original Lease shall be deemed amended such that the term “Lease Term” as it pertains to the lease of the New Premises shall mean the New Premises Lease Term referred to above which shall commence on the New Premises Commencement Date and continue, unless earlier terminated or extended pursuant to the terms of the Amended Lease, as amended by this Second Amendment, for a term of sixty (60) months. Whenever the Original Lease refers to the expiration or sooner termination of the Lease or expiration or sooner termination of the Lease Term and the same pertains to the Original Premises, then such expiration of the Lease or Lease Term shall be deemed the Original Premises Expiration Date (as defined in Section 8 above).
(m) Section 1.26 of the Original Lease shall be deemed amended to provide that the “Summary” shall mean the Summary of Basic Lease Terms that is part of the Original Lease, as amended by subsections (a) through (h) of this Section 9.
(n) Section 1.28 of the Original Lease shall be deemed amended to provide that with respect to Tenant’s lease of the New Premises, the term “Tenant’s Share” shall mean the percentage obtained by dividing the gross leasable area of the New Premises by the gross leasable area of the New Building, which as of the Second Amendment Effective Date is 62.72%, and by the Project Gross Leasable Area, which as of the Second Amendment Effective Date is 20.24%.
(o) Paragraph 14.1.D.(2) and Paragraph 14.1.D.(3), respectively, shall be deemed amended to delete therefrom “80%” and substitute in place thereof “50%”.
10. Excluded Terms. Anything herein to the contrary notwithstanding, the following provisions of the Original Lease and First Amendment, respectively, shall not be applicable to Tenant’s lease of the New Premises from Landlord: (i) Sections L and S of the Summary that is a part of the Original Lease; (ii) Paragraphs 2.3, 2.4, 2.5, 3.3 (first sentence only), 15.10, 15.13 and 15.15 (first sentence only) of the Original Lease, (ii) Exhibits B and C attached to the Original Lease, (iii) Paragraph 3, including subparagraphs 3.1 through 3.4 of Addendum No. 1 that is a part of the Original Lease, and (iv) the entire First Amendment to Lease.

11. Security Deposit. The Security Deposit or Letter of Credit in lieu of such Security Deposit held by Landlord under the Original Lease shall, following the New Premises Commencement Date, continue to be held by Landlord under the Amended Lease, as amended by this Second Amendment, with respect to the New Premises and Landlord shall hold such Security Deposit or Letter of Credit and may apply the same in accordance with the provisions of Section 3.5 of the Original Lease as amended, modified or supplemented by Sections 2, 2.1, and 2.2 of Addendum No. 1 comprising a part of such Original Lease.
12. Brokers. Tenant represents and warrants to Landlord that it has not had dealings with any real estate broker, finder, or other person with respect to the New Premises and the negotiation and execution of this Second Amendment to whom a commission, finder’s fee or other compensation may be owed. Landlord and Tenant shall indemnify, defend, and hold harmless the other party from all damage, loss, liability, and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may be or have been asserted by any broker, finder, or other person with whom such party has purportedly dealt with in connection with the New Premises and the negotiation and execution of this Second Amendment. Landlord’s and Tenant’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of the New Premises Lease Term. In consideration for Landlord not having to pay any commission or finder’s fee to any broker or agent of Tenant in connection with this Second Amendment and/or Tenant’s lease of the New Premises, Landlord agrees to credit the sum of Sixty-Two Thousand Nine Hundred Nine and 78/100 Dollars ($62,909.78) against the Base Monthly Rent payable by Tenant to Landlord for the fourth and fifth months and a portion of the sixth month (i.e. $18,527.78 of the $62,909.78 shall be credited against the sixth months’ Base Rent) of the New Premises Lease Term.
13. Addresses. From and after the Second Amendment Effective Date, the address for Landlord set forth in Section Q of the Summary is amended to read in its entirety as follows:

“Landlord’s Address:	702/703 Investors, LLC,
c/o South Bay Development Company
1690 Dell Avenue
Campbell, CA 95008
Attn: Scott Trobbe

With a courtesy copy to:	PCCP, LLC
555 California Street, Suite 3450
San Francisco, CA 94104
Attn: Aaron Giovara

14. Corporate Authority. Tenant represents and warrants to Landlord that (i) Tenant is the sole holder of the leasehold estate created under the Amended Lease, (ii) Tenant has not voluntarily, by operation of law or otherwise assigned the Amended Lease or any interest of Tenant under the Amended Lease, subleased any portion of the Original Premises or otherwise transferred or hypothecated any interest of Tenant in and to the Amended Lease or the Original Premises, and (iii) all authorizations necessary for the execution of this Second Amendment by Tenant and to bind Tenant hereto have been obtained. Each individual executing this Second Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Second Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws or other organizational documents of the Tenant corporation.
Landlord represents and warrants to Tenant that all authorizations necessary for the execution of this Second Amendment by Landlord and to bind Landlord hereto have been obtained.
15. Effect of Second Amendment. Except as modified herein, the terms and provisions of the Amended Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Amended Lease, the terms and provisions of this Second Amendment shall prevail. Tenant hereby ratifies and approves the terms and conditions of the Amended Lease, as amended by this Second Amendment, and assumes all of the obligations of the Tenant under the Amended Lease, as amended by this Second Amendment.
16. Keys. Upon expiration of the Amended Lease, as amended by Section 1 of this Second Amendment, as to the Original Premises only, Tenant shall surrender all building access cards issued to Tenant with respect to the Original Premises.
17. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. The parties contemplate that they may be executing counterparts of this Second Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.
18. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.
19. Option to Extend Lease Term. Landlord hereby grants to Tenant the option to extend the New Premises Lease Term for one (1) period of two (2) consecutive years (the “Extended Term”), on the following terms and conditions:
(a) Tenant shall give Landlord written notice of its exercise of the option to extend the New Premises Lease Term for the Extended Term no earlier than twelve (12) months or later than six (6) months before the date the New Premises Lease Term would end but for said exercise. Time is of the essence.

(b) Tenant may not extend the New Premises Lease Term pursuant to this Section 19 if there is an Event of Tenant’s Default under the Amended Lease, as amended by this Second Amendment, exists at the time of Tenant’s notice of exercise of this option, or if Tenant shall have assigned or otherwise transferred its interest in Amended Lease, as amended by this Second Amendment, and/or the New Premises, or any portion thereof, to any person or entity (other than an entity which controls, is controlled by or is under common control with Tenant), whether or not Landlord’s consent to such assignment or transfer has been given (unless Landlord has waived such restriction in any written consent to such assignment or subletting, which waiver may be withheld in Landlord’s sole and absolute discretion). If an Event of Tenant’s Default exists on the date that the Extended Term is to commence, then Landlord may elect to terminate the Amended Lease, as amended by this Second Amendment, effective as of the New Premises Expiration Date notwithstanding any notice given by Tenant of an exercise of its option to extend.
(c) Once Tenant delivers notice of its exercise of the option to extend the New Premises Lease Term, Tenant may not withdraw such exercise and, subject to the provisions of this Section 19, such notice shall operate to extend the New Premises Lease Term. All terms and conditions of this Original Lease, as amended by this Second Amendment, shall apply during the Extended Term, except that (i) the monthly New Premises Base Rent for the Extended Term shall be determined in accordance with Section 19(e) below, (ii) there shall be no further rights to extend the New Premises Lease Term and (iii) and Landlord shall have no obligation to construct any improvements on, in or around the New Premises or in the New Building or to provide any tenant improvement allowance or refurbishment allowance to Tenant.
(d) Upon the extension of the New Premises Lease Term pursuant to this Section 19, the term “New Premises Lease Term” or “Lease Term” or “Term” as used in this Second Amendment or the Original Lease shall thereafter include the Extended Term with respect to the New Premises and the expiration date of the Original Lease, as amended by this Second Amendment, with respect to the New Premises shall be the expiration date of the Extended Term.
(e) If Tenant elects to extend the New Premises Lease Term pursuant to the terms of Section 19(a) above, the New Premises Base Rent for the Extended Term shall be an amount equal to ninety-five percent (95%) of the monthly fair market rental value of the New Premises in relation to market conditions at the time of the extension (including, but not limited to, rental rates for comparable space within the San Jose submarket with comparable tenant improvements and taking into consideration any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, or other rental adjustments; the size of the space; and any other factors which affect market rental values at the time of extension), provided, that the monthly New Premises Base Rent for the Extended Term shall in no event be lower than the New Premises Base Rent payable during the month immediately prior to the commencement of the Extended Term (without regard to any abatement of New Premises Base Rent occurring during the month immediately prior to the commencement of the Extended Term). The New Premises Base Rent for the Extended Term shall be determined as follows:
1. Mutual Agreement. After timely receipt by Landlord of Tenant’s notice of exercise of the option to extend the New Premises Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the New Premises Base Rent for the Extended Term. If Landlord and Tenant agree on said New Premises Base Rent during that period, they shall immediately execute an amendment to the Amended Lease, as amended by this Second Amendment, stating the New Premises Base Rent for the Extended Term. If Landlord and Tenant are unable to agree on the New Premises Base Rent for the Extended Term as aforesaid, the provisions of Section 19(e)2 immediately below shall apply.

2. Appraisal. Within ten (10) business days after the expiration of the thirty (30) day period described in Section 19(e)1 above, each party, at its cost and by giving notice to the other party, shall appoint a licensed, commercial real estate broker with at least five (5) years commercial brokerage experience as applicable, in Santa Clara County, to determine the fair market rental value of the New Premises. If a party does not appoint such a broker within ten (10) business days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the fair market rental value. The cost of such sole broker shall be borne equally by the parties. If two brokers are appointed by the parties as provided in this Section 13(e)2, the two brokers shall each separately determine the fair market rental value of the New Premises within twenty (20) days of the date the last of such two brokers is selected. In addition, during such twenty (20) day period, the two brokers shall select a third broker meeting the qualifications above who will be required to determine which of the fair market rental valuations determined by the two original brokers is closer to the fair market rental value of the New Premises as determined by the third broker. If the parties cannot agree on the third broker within such twenty (20) day period, then either of the parties to this Second Amendment, by giving ten (10) days notice to the other party, may apply to either the presiding judge of the Superior Court of the County of Santa Clara for the selection of a third broker who meets the qualifications stated above. The two original brokers shall submit their respective valuations to the third broker in a sealed envelope within ten days following the date the third broker is selected. Once the third broker has been selected as provided above, then, as soon as practicable but in any case within fifteen (15) days thereafter, the third broker shall select one of the two fair market rental valuations submitted by the two original brokers selected by the parties, which valuation shall be the one that is closer to the fair market rental value as determined by the third broker; provided, however, in no event shall 95% of the fair market rental value of the New Premises be less than the New Premises Base Rent for the month immediately preceding the commencement of the Extended Term (without regard to any abatement of rent occurring with respect to such New Premises Base Rent occurring during the month immediately prior to the commencement of the Extended Term). The third broker’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. Each party shall pay the cost of its own broker and shall share equally the cost of the third broker. In establishing the fair market rental value of the New Premises, the broker or brokers shall take into consideration the factors described in Section 19(e) above.
20. Non-Disturbance Agreements. Simultaneously with the execution of this Second Amendment, Landlord shall obtain for Tenant a subordination, non-disturbance and attornment agreement, in a commercially reasonable form, from all mortgagees and ground lessors, if any, holding a security interest or ground lessor’s interest in Original Premises, New Premises and/or New Building as of the date this Second Amendment is executed by Landlord and Tenant.
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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

TENANT: OCLARO, INC. a Delaware corporation
By:
Name:
Title:

Dated: , 2010

LANDLORD: 702/703 INVESTORS LLC, a Delaware limited liability company
By:	PCCP CS III 702/703, LLC,
a Delaware limited liability company
Its:	Managing Member

By:
Name:
Its:

Dated: , 2010

EXHIBIT “A”
FLOOR PLAN OF NEW PREMISES
[see attached]

EXHIBIT “B”
ACCEPTANCE AGREEMENT

TO:	Oclaro, Inc.
2560 Junction Avenue
San Jose, California

RE:
Second Amendment to Lease Agreement dated July 1, 2010 between 702/703 Investors, LLC, a Delaware limited liability company (“Landlord”) and Oclaro, Inc. a Delaware corporation (“Tenant”), that certain premises, consisting of a gross leasable area of approximately 52,164 square feet, located at 2560 Junction Avenue, San Jose California (the “New Premises”)

Dear Tenant:
In accordance with the Second Amendment to Lease referred to above (the “Second Amendment”), we wish to advise you and/or confirm as follows:
1.
All improvements, if any, required to be constructed or installed by Landlord with respect to the New Premises referred to above have been substantially completed, and the New Premises Lease Term (as defined in the Second Amendment) shall commence on or has commenced on                     , 2011, for a term of sixty (60) months ending on                                         , 2015.

2.
The Base Monthly Rent payable by Tenant to Landlord with respect to the New Premises commenced or will commence to accrue on                                         , subject to such free rent periods or partially free rent periods described in Section 5 of the Second Amendment and shall be subject to adjustment on each anniversary of the New Premises Commencement Date (as defined in the Second Amendment) in accordance with Section 5 of the Second Amendment.

3.	The Lease Term with respect to the Original Premises (as defined in the Second Amendment) located at 2580 Junction Avenue, San Jose, California expired (or expires) on , 201 .

LANDLORD: 702/703 INVESTORS LLC, a Delaware limited liability company
By:	PCCP CS III 702/703, LLC,
a Delaware limited liability company
Its:	Managing Member

By:
Name:
Its:

OCLARO, INC. a Delaware corporation
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C
FORM OF LEASE AMENDMENT TO MEMORIALIZE INCREASED BASE RENT
RESULTING FROM DISBURSEMENT OF NEW PREMISES ALLOWANCE
                                         AMENDMENT TO LEASE
This                      AMENDMENT TO LEASE (“                     Amendment”) is dated as of                     , 20      (“                     Amendment Effective Date”), by and between 702/703 INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and OCLARO, INC., a Delaware corporation (successor-in-interest to New Focus, Inc.) (“Tenant”).
RECITALS
G. Pursuant to that certain Lease dated December 23, 1999, as amended or modified by Addendum No. 1 made a part thereto (“Original Lease”), by and between Silicon Valley Properties, LLC, a Delaware limited liability company (“SVP”) and New Focus, Inc., a Delaware corporation (“New Focus”), SVP leased to New Focus, and New Focus leased from SVP, certain premises, consisting of approximately fifty-one thousand nine hundred eighty-five (51,985) square feet of gross leasable area, the address of which is 2580 Junction Avenue, San Jose, California (“Original Premises”) and more particularly described in the Original Lease. BRE/PCCP Orchard, L.L.C., a Delaware limited liability company (“BRE/PCCP”) succeeded to the interest of SVP Regency in and to the Premises (and the Project, as defined in the Original Lease) and as the “Landlord” under the Original Lease.
H. BRE/PCCP and New Focus entered into a First Amendment to Lease dated as of June 27, 2006 (the “First Amendment”), pursuant to which BRE/PCCP and New Focus amended the Original Lease to, among other things, extend the Lease Term thereof and amend the amount of Base Rent to be paid by New Focus to BRE/PCCP through the balance of the Lease Term, as extended.
I. Landlord has succeeded to the interest of BRE/PCCP in and to the Premises (and the Project, as defined in the Original Lease) and as the “Landlord” under the Original Lease, as amended by the First Amendment. Tenant hereby acknowledges and agrees that Landlord has succeeded to the interest of BRE/PCCP as “Landlord” under the Original Lease, as amended by the First Amendment.
J. Tenant has succeeded to the interest of New Focus as “Tenant” under the Original Lease, as amended by the First Amendment, and has assumed all of New Focus’ obligations under the Original Lease, as amended by the First Amendment. Landlord hereby acknowledges and agrees that Tenant has succeeded to the interest of New Focus as Tenant under the Original Lease, as amended by the First Amendment.

K. Landlord and Tenant entered into a Second Amendment to Lease dated as of                     , 2010 (the “Second Amendment”), setting forth, among other things, the terms and conditions upon which Tenant shall relocate from the Original Premises into approximately 52,164 square feet of gross leasable area in the building located at 2540 and 2560 Junction Avenue, San Jose, California and more particularly described in the Second Amendment (the “New Premises”) and vacate and surrender the Original Premises.
L. [Insert reference to any other Lease Amendments subsequent to Second Amendment and prior to this Amendment] The Original Lease, as amended by the First Amendment and the Second Amendment [and the                      Amendment] is referred to herein as the “Lease”.
M. Capitalized terms used in this                      Amendment shall have the meaning ascribed to such terms in the Lease unless otherwise defined in this                      Amendment.
NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto amend, modify and supplement the Amended Lease as follows:
1. Amortization of New Premises Allowance. Pursuant to the terms of Section 3(a) of the Second Amendment, Landlord granted to Tenant an allowance (“New Premises Allowance”) in an amount not to exceed Two Hundred Sixty Thousand Eight Hundred Twenty and 00/100 Dollars ($260,820.00) to be used by Tenant, if at all, to pay for the Work Cost (as defined in the Second Amendment) incurred by Tenant in constructing or installing general purpose interior leasehold improvements (approved by Landlord and Tenant) in the New Premises. Section 3(a) of the Second Amendment also provides, in part, that if Landlord disburses all or any portion of the New Premises Allowance to Tenant, then (i) such portion of the New Premises Allowance as is disbursed by Landlord to Tenant, together with interest thereon at the annual rate of eight and one-half percent (8.5%) per annum, shall be amortized over the then balance of the New Premises Lease Term and the monthly New Premises Base Rent to be paid by Tenant under the Amended Lease, as amended by the Second Amendment, following the disbursement of such applicable portion of the New Premises Allowance shall be increased by such monthly amortized amount, and (ii) Landlord and Tenant each shall execute an amendment(s) to the Amended Lease, as amended hereby, within ten (10) business days following the date the same is presented to Tenant for execution by Landlord, reflecting the increased New Premises Base Rent resulting from such amortization.
2. Monthly Base Rent Adjustment. As of the                      Amendment Effective Date referred to above, Landlord has disbursed to Tenant                      and      /100 Dollars ($                    ) of the New Premises Allowance. As a result of the amortization referred to above, the amount of monthly New Premises Base Rent to be paid by Tenant under the Lease, as amended hereby, during the balance of the New Premises Lease Term (commencing as of the                      Amendment Effective Date referred to above) shall, subject to such conditional Base Monthly Rent abatement and credits as are provided in Section 5 of the Second Amendment and subject to such further amortization as may occur pursuant to the terms of Section 3(a) of the Second Amendment, be as set forth in the schedule below:

[Conform Monthly Base Rent Schedule Below]

Remaining Lease
Months During New
Premises Lease Term
Following
Base Monthly
Amendment	Base Monthly	Rental Rate Per
Effective Date	Rent	Rentable Square Foot

01-03	$	$ /RSF
04-12	$	$ /RSF
13-24	$	$ /RSF
25-36	$	$ /RSF
37-48	$	$ /RSF
49-60	$	$ /RSF
3. Corporate Authority. Tenant represents and warrants to Landlord that (i) Tenant is the sole holder of the leasehold estate created under the Lease, (ii) Tenant has not voluntarily, by operation of law or otherwise assigned the Lease or any interest of Tenant under the Lease, subleased any portion of the New Premises or otherwise transferred or hypothecated any interest of Tenant in and to the Lease or the New Premises, and (iii) all authorizations necessary for the execution of this                      Amendment by Tenant and to bind Tenant hereto have been obtained. Each individual executing this                      Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this                      Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws or other organizational documents of the Tenant corporation.
Landlord represents and warrants to Tenant that all authorizations necessary for the execution of this                      Amendment by Landlord and to bind Landlord hereto have been obtained.
4. Effect of                      Amendment. Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and provisions of this                      Amendment and the terms and provisions of the Lease, the terms and provisions of this                      Amendment shall prevail.
5. Counterparts. This                      Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. The parties contemplate that they may be executing counterparts of this                      Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

6. Governing Law. This                      Amendment shall be governed by and construed in accordance with the laws of the State of California.
IN WITNESS WHEREOF, the parties hereto have executed this                      Amendment as of the date first set forth above.

TENANT: OCLARO, INC. a Delaware corporation
By:
Name:
Title:

By:
Name:
Title:

LANDLORD: 702/703 INVESTORS LLC, a Delaware limited liability company
By:	PCCP CS III 702/703, LLC,
a Delaware limited liability company
Its:	Managing Member

By:
Name:
Its: